LETTER FROM CHASE-MELLON



CHASEMELLON
SHAREHOLDER SERVICES
450 West 33rd Street
New York
NY 10001



September 22, 1999


William P. Tatler
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016-3572

                         Re:  Harrell International Inc.
Dear Mr. Tatler




This is in reference to the five- (5) issues that were forwarded to your company with regards to Chasemellon Shareholder Service being terminated as Transfer Agent and Registrar.

After reviewing the historical transactions for this company, I am confirming that the two-(2) issue files represented by cusip. 41364811 COM NPV and 41364811 COM PV were forwarded to you in error. These cusips were setup for processing only.

Listed below are descriptions for the three additional cusips that are active files:


1)   Cusip:                   41364820
     Company:                 Harrell International, Inc.
                              Common $1.00 PV
     Total shares outstanding:     966,193
     Shareholders:            690
     Special notes:           This is the main cusip. Company formerly
                              The Harrell Corporation, Formula 409,
               Inc., and Fred B. Spinney Distributors,
     Inc.

2)   Cusip:                   4136489A
     Company:                 Harrell International, Inc.
                              Com NPV
     Total shares outstanding:     5,587
     Shareholders:            28
     Special notes:           Shareholders holding shares of Formula
                              409, Inc.
     Exchange Rate:           Com NPV ( 5 old = 1 new)



3)   Cusip:                   4136489B
     Company:                 Harrell International, Inc.
                              Com $1.00 PY
     Total shares outstanding:     48,888
     Shareholders:            397
     Special notes:           Shareholders holding shares of Fred B.
               Spinney Distributors, Inc.
     Exchange Rate:           Com$1.OOPV(1 old=.06)


Attached is a copy of a memorandum dated June 8, 1992 with a brief description of the three issue, prior to the conversation to Mellon Securities Trust, Inc.

I would like to apologize for delay in forwarding this information to you, please feel free to contact me if you have any questions concerning the information listed above.



Sincerely,




Kirk Alexander
Relationship Manager


CC:  PaulBarham
     CFO/ Harrell International

     Thomas C. Self
     Thomas & Self
     A Professional Corporation






LETTER FROM CHASE-MELLON



CHASEMELLON
SHAREHOLDER SERVICES
450 West 33rd Street
New York
NY 10001



September 22, 1999


William P. Tatler
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016-3572

                         Re:  Harrell International Inc.
Dear Mr. Tatler




This is in reference to the five- (5) issues that were forwarded to your company with regards to Chasemellon Shareholder Service being terminated as Transfer Agent and Registrar.

After reviewing the historical transactions for this company, I am confirming that the two-(2) issue files represented by cusip. 41364811 COM NPV and 41364811 COM PV were forwarded to you in error. These cusips were setup for processing only.

Listed below are descriptions for the three additional cusips that are active files:


1)   Cusip:                   41364820
     Company:                 Harrell International, Inc.
                              Common $1.00 PV
     Total shares outstanding:     966,193
     Shareholders:            690
     Special notes:           This is the main cusip. Company formerly
                              The Harrell Corporation, Formula 409,
               Inc., and Fred B. Spinney Distributors,
     Inc.

2)   Cusip:                   4136489A
     Company:                 Harrell International, Inc.
                              Com NPV
     Total shares outstanding:     5,587
     Shareholders:            28
     Special notes:           Shareholders holding shares of Formula
                              409, Inc.
     Exchange Rate:           Com NPV ( 5 old = 1 new)



3)   Cusip:                   4136489B
     Company:                 Harrell International, Inc.
                              Com $1.00 PY
     Total shares outstanding:     48,888
     Shareholders:            397
     Special notes:           Shareholders holding shares of Fred B.
               Spinney Distributors, Inc.
     Exchange Rate:           Com$1.OOPV(1 old=.06)


Attached is a copy of a memorandum dated June 8, 1992 with a brief description of the three issue, prior to the conversation to Mellon Securities Trust, Inc.

I would like to apologize for delay in forwarding this information to you, please feel free to contact me if you have any questions concerning the information listed above.



Sincerely,




Kirk Alexander
Relationship Manager


CC:  PaulBarham
     CFO/ Harrell International

     Thomas C. Self
     Thomas & Self
     A Professional Corporation




Memorandum to: W.Powers, V.P.
               Mellon Securities Trust Co.

Date:               June 8, 1992


CCS:
V.   Albanese
J.   Keegan
K.   Brennan
R.   Scott
A.   Ericson
C.   Mittler
N.   Baker
N.   Sandauer
R.   Weinman



RE: MSTC/CHASE Conversion HARRELL INTERNATIONAL, INC.- (CMB-PTA/REG/DDA/Ex) (formerly The Harrell Corporation, Formula 409, Inc., and
Fred B. Spinney Distributors, Inc.)
Cusip-    4l364820/9A/9B Common Stock $1.00 p.v., Old Common no p.v., Old
Common $1.00 p.v.
Contract Revenue- $4,867.00
Balances- See Special Notes below
Ctf Overprint-Banknote Company of America
S/H Notifications- Scotti Graphics
# of S/H's- 1,123

The captioned company has indicated agreement to convert to Mellon effective the opening of business on July 1, 1992. In this regard, enclosed please find the following documents:
- Certified copy of Certificate of Incorporation filed with the Secretary of State of Delaware (formerly Massachusetts)on March 19, 1987 and amendments dated 4/1/68, 4/7/67, 4/29/63, 5/9/62, 10/20/61 and various prior dates.
dated January 7, 1975.
-    Certified copy of company's By-laws dated September 26, 1961.
- Certified copies of specimen certificates dated 4/22/68, 3/29/63 and 9/14/61.
- Most current schedule of CMB fees effective January 1, 1990. This account was operating under a 1 year fee guarantee. No fee increase was effected in 1991/2 due to contract negotiations and Sale of the Business..
-    Copy of Account Officer's Status Sheet.

With regard to this conversion of Chase's appointment to Mellon, please provide me with the following for our files:

1. Signed copy of this Memorandum acknowledging receipt of the above mentioned documents.
2. Certification of last certificate numbers used under Chase's appointment as PTA and REG.
3. Copy of Certificate of Cremation (Destruction) for any and all certificates with Chase's name as agent that have to be destroyed.
4.   Notification of the new prefix(s) to be utilized for Mellon's
-    appointment as successor agent (as applicable)
5. Certification of outstanding shares and reserves as of the close of business on June 30, 1992.
6. Final billing for this account for the month of June through 6/30/92.
7.   Certified S/H file list as of the close of business on 6/30/92
1__on fische (all classes).
8. Balance tracking amounts and certification for the company's next dividend payment.
9. Reconciliation and copies of tickets transferring funds described under Special Notes below.
10 Anticipated Account Officer Assignment.


Special Notes:
1. Unclaimed shares/monies, if any, should be transferred to Mellon's control effective 7/1/92. Note company's last dividend was paid on September 5, 1990 to shareholders of record 6/29/90 at the rate of $1.11 per share.(Co. does not have a quarterly payment schedule).
2. Unpaid dividend/REORG monies should be transferred to Mellon's control effective 7/1/92.
3. Undistributed cash-in-lieu funds should be transferred to Mellon's control effective 7/1/92. (There are no funds being held by Chase.
4.   Exchange rates:     Old Common $1.00 p.v.- 5 old = 1 New
                    Old Common no p.v.- 1 old = .06 New


Should you have questions on these matters, please contact the account officer, A. Ericson (718)242-2727 or the undersigned (718)242-7283.


John E Strain, V.P.



RE:  HARRELL INTERNATIONAL, INC.

The undersigned acknowledges receipt of the aformentioned documents for Mellon Securities Trust Company relating to Harrell International, Inc.




William Powers, V.P.          Date